Exhibit 99.1

Mistras Group Delivers Strong First Quarter Results.

Revenue Increases 24%, Net Income Increases 33%, Adjusted EBITDA*

Increases 29%; Acquires a Leading Testing Company in Germany.

PRINCETON JUNCTION, N.J., Oct. 9, 2012 (GLOBE NEWSWIRE) — Mistras Group, Inc. (NYSE:MG), a leading “one source” global provider of technology-enabled asset protection solutions, today reported financial results for the first quarter of fiscal 2013, which ended August 31, 2012. During the first quarter, the Company had revenues of $113.4 million, net income of $4.3 million, or $0.15 per diluted share, and Adjusted EBITDA*, a non-GAAP measure detailed later in this release, of $15.5 million.

First Quarter Fiscal 2013 Financial Highlights:

•	Revenue of $113.4 million increased 24%.

•	Adjusted EBITDA* increased 29% to $15.5 million.

•	Net income increased 33% to $4.3 million, or $0.15 per diluted share.

•	Net cash provided by operating activities increased more than 60% to $21.5 million.

•	Operating margins and Adjusted EBITDA* margins increased over the prior year.

•	SG&A as a percent of revenues dropped to 20.7 % versus 21.2% in the prior year.

In September 2012, the Company completed the acquisition of German-based GMA Holding, a leader in the field of quality assurance, non-destructive and destructive material testing, and engineering services. GMA Holding has more than 500 employees located in 11 offices throughout Germany, as well as operations in the Netherlands. Revenues for GMA Holding’s most recent fiscal year were approximately $50 million and the purchase price was $36 million plus additional consideration for meeting certain profitability targets. The Company expects the GMA acquisition will be break-even for fiscal 2013.

Chairman and Chief Executive Officer, Dr. Sotirios J. Vahaviolos stated, “The first quarter was another strong quarter for the Mistras model, as significant increases in revenues produced larger gains in net income, Adjusted EBITDA and operating cash flows. This is indicative of how we manage the business for our shareholders.” Dr. Vahaviolos added, “We continue to expand our service offerings with the acquisition of the GMA Group that not only bring us new capabilities in the testing space, but also help increase our scale in the European market”.

Outlook and Guidance for Fiscal 2013

The Company’s outlook is for continued double digit growth in revenue and Adjusted EBITDA*. The Company is adjusting its previously issued fiscal 2013 guidance and now projects its fiscal 2013 revenues to be in the range of $520 million to $535 million and Adjusted EBITDA* to be in the range of $76 million to $85 million. Mistras does not provide quarterly guidance, but expects to affirm or update its annual guidance at least quarterly.

Earnings Conference Call

In connection with this earnings release, Mistras will hold its quarterly conference call on Wednesday, October 10th at 9:00 a.m. (Eastern). The call will be broadcast over the Web and can be accessed on Mistras’ Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 1-800-435-1398 and use confirmation code 90631470 when prompted. The International dial-in number is 1-617-614-4078.

About Mistras Group, Inc.

Mistras offers one of the broadest “one source” services and technology-enabled asset protection solution portfolios in the industry used to evaluate the structural integrity of energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers with the ability to extend the useful life of their assets, improve productivity and profitability, comply with government safety and environmental regulations and enhance risk management operational decisions.

Mistras uniquely combines its industry leading products and technologies—24/7 on-line monitoring of critical assets; mechanical integrity (“MI”) and non-destructive testing (“NDT”) services; and its proprietary world class data warehousing and analysis software—to provide comprehensive and competitive products, systems and services solutions from a single source provider.

For more information, please visit the Company’s website at www.mistrasgroup.com or contact Frank Joyce, Chief Financial Officer at 609-716-4103.

Forward-Looking and Cautionary Statements

Certain statements made in this press release are “forward-looking statements” about Mistras’ financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as “future,” “possible,” “potential,” “targeted,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will,” “may,” “should,” “could,” “would” and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for fiscal year 2012 filed with the Securities and Exchange Commission on August 14, 2012, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.

*	Use of Non-GAAP Measures

The term “Adjusted EBITDA” used in this release is a financial measurement not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). A reconciliation of Adjusted EBITDA to a financial measurement under GAAP is set forth in a table attached to this press release. In addition, the Company has also included tables for non-GAAP measurements “Adjusted Net Income” and “Adjusted Earnings Per Share,” also reconciling these measurements to a financial measurement under GAAP. The Company believes that investors and other users of the financial statements benefit from the presentation of Adjusted EBITDA, Adjusted Net Income and adjusted earnings per share because they provide additional metrics to compare the Company’s operating performance on a consistent basis and measure underlying trends and results of the Company’s business.

Mistras Group, Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(in thousands, except share data)

	August 31, 2012	May 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$7,329	$8,410
Accounts receivable, net	87,627	104,515
Inventories, net	11,771	12,492
Deferred income taxes	1,860	1,885
Prepaid expenses and other current assets	5,190	6,321

Total current assets	113,777	133,623
Property, plant and equipment, net	62,181	63,527
Intangible assets, net	32,477	34,469
Goodwill	95,691	96,819
Other assets	697	1,378

Total assets	$304,823	$329,816

LIABILITIES, PREFERRED STOCK AND EQUITY
Current Liabilities
Current portion of long-term debt	$5,589	$5,971
Current portion of capital lease obligations	6,211	5,951
Accounts payable	7,998	11,944
Accrued expenses and other current liabilities	33,478	39,334
Income taxes payable	813	1,119

Total current liabilities	54,089	64,319
Long-term debt, net of current portion	18,087	34,258
Obligations under capital leases, net of current portion	12,644	13,094
Deferred income taxes	5,490	4,901
Other long-term liabilities	17,778	19,996

Total liabilities	108,088	136,568

Commitments and contingencies
Preferred stock, 10,000,000 shares authorized	—	—
Equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 28,133,982 and 28,025,507 shares issued and outstanding as of August 31, 2012 and May 31, 2012, respectively	281	280
Additional paid-in capital	189,669	188,443
Retained earnings	11,617	7,336
Accumulated other comprehensive loss	(5,078)	(3,047)

Total Mistras Group, Inc. stockholders’ equity	196,489	193,012
Noncontrolling interest	246	236

Total equity	196,735	193,248

Total liabilities, preferred stock and equity	$304,823	$329,816

Mistras Group, Inc. and Subsidiaries

Unaudited Consolidated Statement of Operations

(in thousands, except per share data)

	Three months ended August 31,
	2012	2011
Revenues:
Services	$99,225	$82,902
Products	14,162	8,545

Total revenues	113,387	91,447

Cost of revenues:
Cost of services	70,516	56,887
Cost of products sold	5,010	3,640
Depreciation related to services	3,976	3,323
Depreciation related to products	168	177

Total cost of revenues	79,670	64,027

Gross profit	33,717	27,420
Selling, general and administrative expenses	23,492	19,381
Research and engineering	517	589
Depreciation and amortization	1,895	1,479
Acquisition-related costs	(179)	—

Income from operations	7,992	5,971
Other expenses
Interest expense	1,046	661

Income before provision for income taxes	6,946	5,310
Provision for income taxes	2,655	2,116

Net income	4,291	3,194
Net (income) loss attributable to noncontrolling interests, net of taxes	(10)	34

Net income attributable to Mistras Group, Inc.	$4,281	$3,228

Earnings per common share:
Basic	$0.15	$0.12
Diluted	$0.15	$0.11
Weighted average common shares outstanding:
Basic	28,045	27,677
Diluted	29,000	28,225

Mistras Group, Inc. and Subsidiaries

Unaudited Operating Data by Segment

(in thousands)

	Three months ended August 31,
	2012	2011
Revenues
Services	$82,397	$75,689
Products and Systems	9,534	7,513
International	24,429	9,773
Corporate and eliminations	(2,973)	(1,528)

	$113,387	$91,447

	Three months ended August 31,
	2012	2011
Gross profit
Services	$20,940	$20,308
Products and Systems	5,245	3,751
International	7,081	3,431
Corporate and eliminations	451	(70)

	$33,717	$27,420

Mistras Group, Inc. and Subsidiaries

Unaudited Reconciliation of

Net Income Attributable to Mistras Group, Inc. to EBITDA and Adjusted EBITDA

(in thousands)

	Three months ended August 31,
	2012	2011
EBITDA and Adjusted EBITDA data
Net income attributable to Mistras Group, Inc.	$4,281	$3,228
Interest expense	1,046	661
Provision for income taxes	2,655	2,116
Depreciation and amortization	6,039	4,979

EBITDA	$14,021	$10,984
Stock compensation expense	1,634	1,002
Acquisition-related costs	(179)	—

Adjusted EBITDA	$15,476	$11,986

Mistras Group, Inc. and Subsidiaries

Unaudited Reconciliation of

Net Income Attributable to Mistras Group, Inc. (GAAP) to Adjusted Net Income and Adjusted Earnings Per Share (Non-GAAP)

(in thousands, except per share data)

	Three months ended August 31,
	2012	2011
Adjusted net income
Net income attributable to Mistras Group, Inc. (GAAP)	$4,281	$3,228
Acquisition-related costs ($0.2 million, pre-tax for the three months ended August 31, 2012)	(111)	—

Adjusted net income (Non-GAAP)	$4,170	$3,228

Adjusted diluted net earnings per common share
Diluted earnings per common share (GAAP)	$0.15	$0.11
Acquisition-related costs	(0.01)	—

Adjusted diluted net earnings per common share (Non-GAAP)	$0.14	$0.11